Exhibit 99.2

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.
Combined Financial Statements As of December 31, 2014 and 2013 and for the Three Years in the Period Ended December 31, 2014

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Index

December 31, 2014 and 2013 and for the Three Years in the Period Ended December 31, 2014

Page(s)

Independent Auditor’s Report	1–2

Combined Financial Statements

Balance Sheets	3

Statements of Income	4

Statements of Stockholders’ Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7–26

Independent Auditor’s Report

To the Management and Board of Directors of
Tower Holdings, Inc. and Lineage Therapeutics, Inc.

We have audited the accompanying combined financial statements of Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc., which comprise the combined balance sheets as of December 31, 2014 and 2013, and the related combined statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2014.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc. at December 31, 2014 and December 31, 2013, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Chicago, IIIinois
May 14, 2015

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutic, Inc.

Combined Balance Sheets

December 31, 2014 and 2013

(amounts in thousands)

	2014	2013
Assets
Current assets
Cash and cash equivalents	$37,050	$39,449
Accounts receivables, net of allowances totaling $137,733 at 2014 and $60,754 at 2013	46,948	15,337
Inventories	23,851	24,190
Prepaid expenses and other current assets	2,993	4,040
Income taxes receivable	2,358	9,387
Deferred income taxes	29,087	19,737
Total current assets	142,287	112,140
Property, plant and equipment, net	22,263	20,949
Goodwill	120,747	120,747
Intangible assets, net	30,101	42,237
Deferred income taxes	-	1,294
Other assets	842	2,524
Total assets	$316,240	$299,891
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,398	$9,163
Accrued liabilities	25,540	22,819
Metaxalone fee payable	10,681	13,459
Short- term contingent consideration payable	-	1,234
Current maturities of long-term debt	9,500	8,484
Income taxes payable	-	498
Total current liabilities	60,119	55,657
Long-term debt, less current maturities	172,044	132,378
Redeemable warrants	10,601	3,740
Other long-term liabilities	873	310
Deferred income taxes	11,893	13,480
Total liabilities	255,530	205,565

Commitments and contingencies (Note 16)
Stockholders’ equity
Additional paid-in capital	58,317	80,304
Retained earnings	3,233	15,329
Employee notes receivable	(554)	(1,021)
Treasury stock	(286)	(286)
Total stockholders’ equity	60,710	94,326
Total liabilities and stockholders’ equity	$316,240	$299,891

The accompanying notes are an integral part of these combined financial statements.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Combined Statements of Income

For the Years Ended December 31, 2014, 2013 and 2012

(amounts in thousands)

	2014	2013	2012

Net sales	$223,789	$274,033	$398,309
Cost of sales	125,569	172,285	230,473
Gross profit	98,220	101,748	167,836
Operating expenses
Selling, general and administrative	29,441	32,299	23,775
Intangible amortization expense	14,162	15,111	15,655
Research and development	16,023	17,030	16,723
Total operating expenses	59,626	64,440	56,153
Operating income	38,594	37,308	111,683
Other (income) expense
Interest expense	11,509	15,003	6,053
Warrants fair value provision	7,725	(69)	2,629
Total other expense, net	19,234	14,934	8,682
Income before income taxes	19,360	22,374	103,001
Provision for income taxes	9,755	7,848	35,309
Net income	$9,605	$14,526	$67,692

The accompanying notes are an integral part of these combined financial statements.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Combined Statements of Stockholders’ Equity

For the Years Ended December 31, 2014, 2013 and 2012

(amounts in thousands, except per share amounts)

			Additional		Employee
	Common Stock		Paid-in	Retained	Notes	Treasury Stock
	Shares	Amount	Capital	Earnings	Receivable	Shares	Amount	Total
Balances at December 31, 2011	10,316	$-	$78,209	$63,726	$(3,234)	-	$-	$138,701
Compensation expense related to stock options	-	-	670	-	-	-	-	670
Exercise of stock options	41	-	576	-	(576)	-	-	-
Interest on notes receivable	-	-	-	-	(58)	-	-	(58)
Dividend paid	-	-	-	(130,615)	2,411	-	-	(128,204)
Net income	-	-	-	67,692	-	-	-	67,692
Balances at December 31, 2012	10,357	-	79,455	803	(1,457)	-	-	78,801
Compensation expense related to stock options	-	-	680	-	-	-	-	680
Exercise of stock options	26	-	169	-	-	-	-	169
Interest on notes receivable	-	-	-	-	(15)	-	-	(15)
Lineage Therapeutic, Inc. formation	10,363	-	-	-	-	-	-	-
Repayment of shareholder notes receivable	-	-	-	-	31	-	-	31
Shares exchanged for employee notes receivable	(38)	-	-	-	286	38	(286)	-
Provision for uncollectible employee notes receivable	-	-	-	-	134	-	-	134
Net income	-	-	-	14,526	-	-	-	14,526
Balances at December 31, 2013	20,708	-	80,304	15,329	(1,021)	38	(286)	94,326
Compensation expense related to stock options	-	-	100	-	-	-	-	100
Interest on notes receivable	-	-	-	-	(13)	-	-	(13)
Repayment of shareholder notes receivable	-	-	-	-	480	-	-	480
Dividend paid	-	-	(22,087)	(21,701)	-	-	-	(43,788)
Net income	-	-	-	9,605	-	-	-	9,605
Balances at December 31, 2014	20,708	$-	$58,317	$3,233	$(554)	38	$(286)	$60,710

The accompanying notes are an integral part of these combined financial statements.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Combined Statements of Cash Flows

For the Years Ended December 31, 2014, 2013 and 2012

(amounts in thousands)

	2014	2013	2012

Operating activities
Net income	$9,605	$14,526	$67,692
Adjustments to reconcile net income to net cash provided by operating activities
Amortization (including debt discount and issuance costs)	16,112	16,804	16,610
Depreciation	4,000	3,744	3,219
Deferred revenue amortized	-	(214)	(642)
Warrants fair value provision	7,724	(69)	2,629
Deferred income taxes	(9,643)	(7,408)	(6,780)
Stock-based compensation expense	100	680	670
Paid in kind interest	418	1,655	282
Contingent consideration change in fair value	(279)	292	319
Interest income on employee notes	(13)	(15)	(58)
Provision for uncollectible employee notes receivable	-	134	-
Customer allowances	76,979	23,899	26,550
Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivables	(108,590)	2,349	(17,149)
Inventories	339	2,417	(6,645)
Prepaid expenses and other assets	(517)	(1,194)	(973)
Income taxes receivable	9,387	1,368	(10,545)
Accounts payable	5,235	3,342	4,999
Accrued liabilities	(57)	(21,376)	17,348
Other long-term liabilities	563	(32)	(775)
Income taxes payable	(2,856)	498	(394)
Contingent consideration paid	-	(170)	(685)
Redeemable warrant payments	(863)	-	(2,572)
Net cash provided by operating activities	7,644	41,230	93,100
Investing activities
Product acquisitions	(1,451)	(1,500)	-
Business acquisition	-	-	(18,421)
Purchases of property, plant and equipment	(3,326)	(4,164)	(3,383)
Restricted cash	-	2,220	(2,220)
Cash used in investing activities	(4,777)	(3,444)	(24,024)
Financing activities
Proceeds from exercise of stock options	-	169	-
Proceeds from Senior Term Loans and Subordinated Notes	104,657	-	129,000
Proceeds from Delayed Draw Term Loan	-	15,000	-
Payments on Delayed Draw Term Loan	(375)	(187)	-
Payments on Senior Term Loans	(8,110)	(23,110)	(36,364)
Payments on Subordinated Notes	(57,100)	-	(27,297)
Payments of contingent consideration	(955)	(769)	(10,000)
Payment of product acquisition obligations	-	(720)	(273)
Debt issuance costs	(75)	-	(3,360)
Payment of employee notes for exercises of stock options	480	31	-
Dividend paid	(43,788)	-	(128,204)
Net cash used in financing activities	(5,266)	(9,586)	(76,498)
Net increase (decrease) in cash and cash equivalents	(2,399)	28,200	(7,422)
Cash and cash equivalents
Beginning of year	39,449	11,249	18,671
End of year	$37,050	$39,449	$11,249
Supplemental disclosures of cash and investing activities
Cash paid during the period for
Interest	$11,325	$11,697	$5,230
Taxes	12,022	13,421	52,984
Supplemental disclosures of non-cash financing and investing activities
Exchange of common stock for employee notes receivable	$-	$286	$-

In connection with the refinancing of the Senior Term Loan on March 28, 2014, the Company converted and rolled $14,438 outstanding under the Delayed Draw Term Loan into the Senior Term Loan

The accompanying notes are an integral part of these combined financial statements.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

1.	Description of Business and Basis of Presentation

CorePharma Holdings, Inc. and Subsidiaries was formed in 2005 to acquire the members’ interests in CorePharma LLC (“CorePharma”). Effective November 1, 2012, CorePharma Holdings, Inc. changed its name to Tower Holdings, Inc. (“Tower”) and restructured its operations. CorePharma transferred assets and its Amedra LLC (“Amedra”) interests so that Amedra became a direct wholly owned subsidiary of Tower. In addition, Trail Services, Inc. (“Trail”) was created, with certain CorePharma LLC employees and sales functions being transferred to establish another wholly owned subsidiary of Tower. CorePharma Inc., an existing subsidiary, that owns the CorePharma LLC interests converted to a U.S. limited liability company and changed its name to Mountain LLC.

On June 7, 2013, Tower caused Amedra to transfer certain assets and liabilities of a business (the “Transferred Business”) into a newly created entity, Lineage Therapeutics, Inc. (“Lineage”). The Transferred Business is involved with developing, testing, marketing, distributing and selling:

a)	A generic version of Adrenaclick ® (a single-dose auto-injector product containing the active drug substance epinephrine as its primary active ingredient).

b)	In addition, Lineage entered into a license agreement with Amedra permitting it to sell the generic versions of hydrocortisone tablets and dextroamphetamine extended release capsules.

In exchange for the Transferred Business, Lineage issued 100 shares of its Series A Preferred Stock and 10,363 shares of its common stock to Amedra. Amedra then distributed the Lineage common stock to the Tower common stockholders with each recipient then owning the same proportionate interest in both Tower and Lineage. Tower and Lineage (collectively, the “Company”) are Delaware corporations that are 73.6% owned by RoundTable Healthcare Partners II, LP, 3.6% by RoundTable Healthcare Investors II, LP (collectively referred to as “RoundTable”) and 22.8% owned by former owner/founders of CorePharma LLC and members of management. Because the transaction is between entities under common control (RoundTable), it has been accounted for at historical cost and presented as if the transaction occurred prior to the earliest year presented.

In connection with the transfer of business and spin-off of Lineage:

a)

Lineage entered into a $3,397 promissory note with Amedra that bears interest at an annual rate of LIBOR plus 3.50%. The entire principal plus unpaid interest is due no later than June 7, 2018 and may be prepaid in whole or in part any time without premium or penalty.

b)

Lineage entered into a $15,000 term note with CorePharma (“Core-Lineage Term Loan”), of which $9,690 and $14,813 is outstanding as of December 31, 2014 and 2013, respectively. The Core-Lineage Term Loan bears interest at an annual rate of LIBOR plus 3.50%. The entire principal plus unpaid interest is due no later than June 7, 2018 and may be prepaid in whole or in part any time without premium or penalty.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

CorePharma is engaged in the development, manufacturing, marketing, sales and distribution of a broad line of oral generic pharmaceutical products which span therapeutic specialties, including ADHD treatments, pain relievers, and muscle relaxants. CorePharma labeled products are marketed, sold and distributed directly to customers, including retail pharmacies, mail-order pharmacies and wholesalers. Amedra sells and markets branded products while Trail acts as a service provider for the sales and marketing of CorePharma, Amedra and Lineage products. Lineage sells and markets generic versions of Amedra’s branded products.

CorePharma labeled product sales accounted for 53%, 74% and 91% of the Company’s net revenues for the years ended December 31, 2014, 2013 and 2012, respectively, while Amedra sales accounted for 29%, 17%, and 9% of Company’s net sales for the years ending December 31, 2014, 2013 and 2012, respectively, and Lineage sales accounted for 18% and 9% of net sales for the years ended December 31, 2014 and 2013, respectively.

The combined financial statements include the accounts of Tower Holdings, Inc. and its wholly owned subsidiaries (Mountain LLC, CorePharma LLC, Trail Services, Inc. and Amedra LLC) and Lineage Therapeutics, Inc. All intercompany balances and transactions have been eliminated in combination.

On October 9, 2014, the Company executed a definitive agreement under which its shareholders agreed to sell their shares to Impax Laboratories, Inc. for $700 million in cash, subject to certain customary purchase price adjustments. The transaction closed on March 9, 2015.

2.	Summary of Significant Accounting Policies

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates made include those to record reserves for chargebacks, commercial and government rebates (Medicaid and Medicare), returns and shelf-stock adjustments, reserve for excess and obsolete inventory, the allocation of purchase price to acquired assets and liabilities, establishing estimated useful lives of intangible assets, assessing goodwill for impairment, and the fair value of contingent consideration and warrants.

Cash and Cash Equivalents

The Company considers all highly liquid investments, including money market instruments and other investments with an original maturity of three months or less, to be cash equivalents. Cash equivalents are stated at cost, which approximates fair market value. The Company invests excess cash balances nightly in an investment account for additional returns. The Company maintains cash account balances in excess of FDIC insured limits.

Restricted Cash

In connection with the recapitalization in December 2012, the Company set aside $2,220 of restricted cash related to a contractually required deferred bonus due to certain members of management, which was paid in December 2013. These bonus payouts were contingent upon employment through December 2013 and therefore the Company expensed them ratably through 2013. Such amounts are included in selling, general, and administrative expenses.

Revenue Recognition

Revenue is recognized upon shipment of product as pervasive evidence of an arrangement exists, title has transferred, prices are fixed or determinable, and collection is reasonably assured. Accruals for estimated chargebacks, returns, commercial and government rebates, discounts, and shelf-stock adjustments are determined based on historical experience and reduce revenues at the time of sale. The Company’s sales returns reserves are accounted for in accordance with U.S. generally accepted accounting principles for revenue recognition when the right of return exists. The Company generally sells its products with a right of return for a period that ends twelve months after the expiration date.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

The Company earns royalty revenues for sales of its products made by the marketing partners based on contractually agreed-upon rates. Royalty revenue was $647, $727 and $877 for the years ending December 31, 2014, 2013 and 2012, respectively.

For arrangements that include upfront payments, the Company recognizes revenue over the life of the arrangements. Milestone payments related to these arrangements are recognized upon completion of contractual obligations. Amounts not yet recognized as revenue are included in deferred revenue.

Shipping and Handling Fees and Costs

Amounts billed to customers for shipping and handling are included in net sales. The corresponding costs for shipping and handling are included in selling, general, and administrative expense and are not significant.

Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts based upon the best estimate of credit losses included in accounts receivables. The allowance is determined after considering historical write-offs and performing a specific review of all past due accounts. Account balances are charged against the allowance when it is estimated they will not be collected.

Sales Allowances

A reserve for chargebacks, commercial and government rebates, discounts, returns and shelf-stock adjustments are recognized in the same period as the related sale. Reserves are included in accounts receivables, except for government rebates which are included in accrued liabilities. These reserves consider the level of inventory, as determined using data provided by key wholesalers, of products in the distribution channel that remain subject to these sales allowances at a specific contractual rates. Rebates are estimated based on contractual terms, historical experience, trend analysis and projected market conditions in the various markets served. The Company evaluates market conditions for products or groups of products primarily through the analysis of wholesaler and other third-party sell-through and market research data. The sales returns reserve is for products that may be returned due to expiration, damaged goods, or in some cases, product recall. The sales returns reserve is based on historical return trends by product and by market as a percent to gross sales. Sales returns reserves are recorded at full sales value as the returns are almost exclusively not resalable. Due to estimates and assumptions inherent in determining the amount of these sales allowances, the actual amount may be different from estimates. These reserves are adjusted for differences between estimated and actual claims as well as for specific known developments that may result in a change in obligation.

Inventories

Inventories are stated at the lower of cost (first-in, first-out basis) or market.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

Property, Plant and Equipment

Property, plant and equipment are stated at cost. For financial reporting purposes, depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Leasehold improvements	The shorter of the life of the asset or the term of the lease
Furniture and fixtures	7 years
Machinery and equipment	3-10 years

Maintenance, repairs and minor renewals are expensed; major improvements are capitalized if they extend the useful of the asset.

Intangibles Subject to Amortization

Intangible assets subject to amortization consist of acquired product rights. These assets are being amortized over their estimated useful lives and assume no residual value. The Company has no indefinite lived intangible assets.

Goodwill

Goodwill is not amortized but is required to be reviewed at least annually for impairment. The Company reviews goodwill for impairment at year end. This assessment is made on a reporting unit basis. A reporting unit is an operating segment or one level below an operating segment for which discrete financial information is prepared and is regularly reviewed by management. This test is required to be completed utilizing the fair value approach to test goodwill for impairment. Based upon the Company’s assessment, no impairment at any of the Company’s reporting units existed at December 31, 2014, 2013 and 2012, respectively. The gross cost of goodwill was $120,747 at December 31, 2014 and at December 31, 2013, and there have been no accumulated impairment losses.

Income Taxes

Income taxes are accounted for using the asset and liability method that requires the recognition of deferred tax assets and liabilities based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred, based on expected undiscounted future cash flows, a current charge to income would be recognized to adjust the asset to its fair value.

Debt Issuance Costs

Debt issuance costs consist of amounts paid to lenders and third parties in connection with obtaining debt financing. These costs are being amortized and included in interest expense using the effective interest method over the term of the related debt agreement. Lender costs are reflected as a reduction in the carrying value of the debt (debt discount) and third party costs are recorded within other long term assets. Amortization of debt discount and amortization of debt issuance costs was $1,003, $1,666, and $897 for the years ended December 31, 2014, 2013 and 2012, respectively. The net book value of deferred finance costs was $130 and $208 at December 31, 2014 and 2013, respectively, and is include in other assets.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

Redeemable Warrants

In conjunction with previously issued subordinated debt, the Company has issued warrants for the purchase of 204 shares of common stock in Tower and Lineage for $0.001 per share. These warrants are redeemable and have been exercisable in part or in full since issuance and have no expiration date. Redeemable warrants are accounted for as liabilities because they can be net settled. They are remeasured at fair value determined using the intrinsic method at each year end. The change in the fair value of the redeemable warrants is included in other (income) expense within the combined statements of income.

Contingent Consideration

In conjunction with business acquisitions (one of GlaxoSmithKline businesses in 2010 and one of Shionogi & Co. businesses in 2012), the Company was obligated to pay contingent consideration based on the achievement of future sales milestones. The contingent consideration liabilities were recorded at fair value on the acquisition dates. The change in their fair value during each reporting period is included in the combined statements of income and is classified in selling, general, and administrative expenses.

Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivables, accounts payable and accrued expenses approximates their fair value due to the immediate or short-term maturity of these financial instruments. At December 31, 2014 and 2013, the carrying amount of the Company’s long term debt approximated the estimated fair value based upon market prices for similar types of financial instruments and based on the duration to maturity.

Advance Payment for Research and Development

The Company accounts for nonrefundable advance payments made to vendors for their use in research and development projects for the Company as prepaid assets as of the effective date of the arrangement and amortizes them over the life of the agreements. Such amounts are not material at December 31, 2014 and 2013, respectively.

Concentration of Credit Risk

As of December 31, 2014, the Company had three customers that represented 60%, 22% and 12% of accounts receivables and 36%, 18% and 17% of net sales for the year then ended. As of December 31, 2013, the Company had three customers that represented 45%, 27% and 7% of accounts receivables and 27%, 25% and 12% of net sales the year then ended. For the year ended December 31, 2012, the Company had three customers that represented 27%, 23% and 21% of net sales.

Stock Options

The Company recognizes expense related to the fair value of its employee stock option awards and recognizes the cost of all share-based awards on a straight-line basis over the vesting period of the award because all awards issued contain service only conditions.

Total stock based compensation recognized by the Company was $100, $680 and $670, for the years ended December 31, 2014, 2013 and 2012, respectively.

Severance

In 2012 and 2013 in order to reduce future selling, general, and administrative and direct overhead expenses, CorePharma undertook a restructuring plan that included a reduction of headcount. In conjunction with the restructuring, CorePharma recorded severance expense of $128, $1,223 and $955 within selling, general and administrative expense in the statements of income for the years ending December 31, 2014, 2013, and 2012, respectively. Accrued severance of $0 and $303 is included in accrued expenses as of December 31, 2014 and 2013, respectively.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

Recent Accounting Pronouncements

In January 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2015-01, Income Statement—Extraordinary and Unusual Items (Subtopic 225-20) (‘‘ASU 2015-01’’). ASU 2015-01 eliminates from GAAP the concept of extraordinary items and their segregation from the results of ordinary operations and expands presentation and disclosure guidance to include items that are both unusual in nature and occur infrequently. The amendments in ASU 2015-01 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015 and a reporting entity may apply the amendments prospectively as well as retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The impact to the Company will depend on future activity.

In May 2014, FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers,” which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) 605, Revenue Recognition, and most industry-specific guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance establishes a five-step model to achieve that core principle and also requires additional disclosures about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. ASU 2014-09 will be effective for interim and annual reporting periods beginning after December 15, 2017. Early application is permitted. The Company is currently evaluating the impact of the adoption of ASU 2014-09 on its operating results and financial position.

In April 2015, the FASB issued ASU No. 2015-03 updating guidance on the presentation requirements for debt issuance costs and debt discount and premium. The update requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the updated guidance. The updated guidance is effective for annual and interim periods beginning after December 15, 2015 and early adoption is permitted for financial statements that have not been previously issued. The Company is currently evaluating the impact of adopting this standard on its operating results and financial position.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

3.	Business Acquisition

On March 30, 2012, CorePharma acquired the product rights to Adrenaclick from Shionogi & Co. Ltd. for $20,221 and also entered into contract manufacturing agreements with third parties to produce this product. CorePharma completed this business combination to enter into the specialty injectable product pharmaceutical business. CorePharma paid $18,421 at closing and could be required to make payments of $2,200, subject to achieving certain milestones based on the net sales of the acquired product. CorePharma believed that the remaining milestones would be achieved and determined the fair value of this contingent consideration to be $1,800 at the acquisition date. The acquisition was funded with cash generated from the Company operations. The Company incurred and expensed $226 of the transaction costs associated with the acquisition in 2012.

CorePharma determined this acquisition was a business combination and the acquired operations have been consolidated from the purchase date. The combined financial statements have been prepared giving effect to the purchase transaction in accordance with ASC 805 Business Combinations.

The total purchase consideration has been allocated to the assets acquired, including identifiable intangible assets, based on their respective estimated fair values at the date of acquisition with the assistance of a third party appraiser, as follows:

Intangible assets	$17,300
Inventory	421
Other assets	1,988
Goodwill	512
Total purchase price	20,221
Less: Contingent consideration	(1,800)
Purchase price paid at closing	$18,421

There were no indefinite lived intangibles recorded in connection with the acquisition and the Company has determined the useful life of the intangible assets acquired to be 66 months, with no residual value.

4.	Product Acquisitions

From time to time the Company has acquired product rights. The Company evaluates if such transactions qualify as a business or are an asset acquisition. In connection with transactions accounted for as asset purchases, the Company records obligations tied to the achievement or occurrence of future events (additional regulatory product approval, manufacturing or product launch) at the time such obligation becomes probable.

On August 19, 2013 Amedra acquired the product rights to the Mebendazole tablet product from Teva Pharmaceuticals USA. The Company has accounted for this transaction as an asset acquisition because it did not acquire inputs (people, processes, or customers) and there were no current production capabilities. Amedra paid $1,500 at closing and is obligated to pay an additional $3,500 based on the achievement of certain milestones, including regulatory product approval and commercial launch. Amedra is also obligated to pay a royalty based upon future sales after commercialization of the product. The payment tied to the achievement of these milestones will be accrued when it is probable that they will be achieved. The Company estimates the product rights useful life to be five years.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

5.	Inventories

Inventories consist of the following as of December 31, 2014 and 2013:

	2014	2013

Raw materials and supplies	$9,010	$11,588
Work in process	244	211
Finished goods	14,597	12,391
	$23,851	$24,190

6.	Property, Plant and Equipment

Property, plant and equipment consist of the following as of December 31, 2014 and 2013:

	2014	2013

Leasehold improvements	$20,393	$19,503
Furniture and fixtures	1,075	922
Machinery and equipment	17,931	12,998
Construction in process	2,385	3,047
	41,784	36,470
Accumulated depreciation and amortization	(19,521)	(15,521)
	$22,263	$20,949

Depreciation expense was $4,000, $3,744 and $3,219 for the years ended December 31, 2014, 2013 and 2012 respectively. Substantially all depreciation expense is included in cost of sales.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

7.	Intangible Assets

Intangible assets consist of the following as of December 31, 2014 and 2013:

	2014
		Accumulated	Carrying	Useful
	Cost	Amortization	Value	Lives

Product rights acquired	$91,360	$(61,259)	$30,101	3 - 6 years

	2013
		Accumulated	Carrying	Useful
	Cost	Amortization	Value	Lives

Product rights acquired	$89,180	$(46,943)	$42,237	3 - 6 years

In September 2013, the Company entered into an agreement with King Pharmaceuticals LLC for the continued exclusive rights to make, use, and sell a product through December 2017. The Company paid a total of $2,000 during 2013 and 2014 and is amortizing the benefit over the life of the agreement.

Amortization expense for the product rights acquired was $14,162, $15,111 and $15,655 for the years ended December 31, 2014, 2013 and 2012, respectively.

The estimated amortization expense for each of the next five years is as follows:

2015	$14,163
2016	12,485
2017	3,148
2018	236
2019 and thereafter	69
$30,101

8.	Accrued liabilities

Accrued liabilities consist of the following as of December 31, 2014 and 2013:

	2014	2013

Salaries and wages	$1,274	$4,826
Medicare and Medicaid rebates	20,304	15,175
Other	3,962	2,818
	$25,540	$22,819

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

9.	Long-Term Debt

Long-term debt consists of the following as of December 31, 2014 and 2013:

	2014	2013

Senior Term Loan	$182,875	$71,890
Delayed Draw Term Loan	-	14,813
Subordinated Notes	-	56,682
Less: Creditor costs	(1,331)	(2,523)
	181,544	140,862
Less: Current portion	(9,500)	(8,484)
Long-term debt, less current portion	$172,044	$132,378

On March 28, 2014, Tower and other parties to its credit agreement, entered into a Third Amended and Restated Credit Agreement with its existing senior lender. On this date, the Company borrowed funds to retire the outstanding Subordinated Notes and outstanding interest totaling $58,723, pay bonuses totaling $ 706 to option holders which is included in selling, general and administrative expenses in the combined statement of income, make a noncontractual $863 payment to redeemable warrant holders which is included as a charge within the warrant fair value provision in the combined statement of income, and pay a $ 43,788 dividend to stock holders. The Delayed Draw Term Loan and Senior Term Notes (both described below) under the Second Amended and Restated Credit Agreement were converted into a single term note (“Term Loan”) with a face value of $190,000 under the Third Amended and Restated Credit Agreement which requires quarterly principal payments of $2,375 commencing June 30, 2014 through September 15, 2016, with the remaining balance due on October 22, 2016. The Term Loan bears interest based on the Libor rate plus a margin and was 5.75% at December 31, 2014. The maturity date of the Revolving Loan Facility was also extended from October 22, 2015 to October 22, 2016. The Third Amended Senior Credit Facility is secured by substantially all of Tower’s assets. The Third Amended Agreement was accounted for as a modification and the Company recorded additional amortization of debt discount and deferred financing costs totaling $982 and incurred and capitalized $717 associated with costs of this refinancing.

Senior Loan Facility

Tower has outstanding borrowings through its Senior Loan Facility, which has been amended several times since 2005. The Second Amended Senior Credit Facility, entered into on December 26, 2012, provided for total borrowings of up to $100,000 including $95,000 in Senior Term Loans and a $5,000 Revolving Loan Facility.    Principal payments began in March 2013, with final payment of $42,750 due on October 22, 2015. The Senior Term Loan bears interest payable quarterly at a base rate, as defined in the agreement, or at LIBOR plus a margin. At December 31, 2013, the Senior Term Loan balance was structured as LIBOR loans with interest rates of 4.5%.

Borrowings under the Revolving Loan Facility are subject to a borrowing base, mature on October 22, 2016 and bear interest at a base rate, as defined in the agreement, or at LIBOR plus a margin. The minimum borrowing amount under the Revolving Loan Facility is $250. Borrowings can be increased in $50 installments. There were no borrowings outstanding on the Revolving Loan Facility as of December 31, 2014 and 2013. Availability under the Revolving Loan Facility at December 31, 2014 and 2013 was $5,000. The Revolving Loan Facility includes an unused line fee based of non-use of available funds.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

The Third and Second Amended Senior Credit Facility provides for optional prepayments, which can reduce the maximum amount available under the facility, and provides for mandatory prepayments based upon asset dispositions and excess cash flow as defined in the agreement. It also contains certain restrictions on further borrowings and capital expenditures, and contains several financial covenants including minimum leverage ratios and fixed charge coverage.

Subordinated Notes

On October 22, 2010, the Company entered into amended 14.5% subordinated promissory notes. These notes were extinguished on May 18, 2012, when they had an outstanding balance of $27,297.

On December 26, 2012, the Company entered into new 15% (12% in cash and 3% PIK) Subordinated Notes which were due on December 31, 2019, but were repaid in connection with borrowing under the Third Amended and Restated Credit Agreement in 2014. The Subordinated Notes included provisions allowing for early redemption of the principal. Interest was payable quarterly. The Subordinated Notes also included a provision for paid in kind interest to be payable at the maturity date. Paid in kind interest of $418, $1,669 and $27 has been added to the carrying value of the Subordinated Notes during the year ended December 31, 2014, 2013 and 2012, respectively. The Subordinated Notes contained covenants similar to the Senior Loan Facility.

Proceeds from the December 2012 refinancing were used to pay down previous debt outstanding, pay a dividend, and pay for fees associated with the new credit facilities. In 2012, the Company recorded additional amortization of debt discount and deferred financing costs totaling $497 and incurred and capitalized $3,360 associated with costs of the refinancing.

Delayed Draw Term Loan

On June 7, 2013, CorePharma and Amedra entered into an amendment to the Second Amended and Restated Credit Agreement through which they obtained a $15,000 term loan agreement with the existing lenders (“Delayed Draw Term Loan”) as a result of the spin-off of Lineage described in Note 1. The Delayed Draw Loan Note interest, payable monthly at LIBOR plus a margin (4.5% at December 31, 2013) and required quarterly principal payments of $187, with the balance due the earlier of 1) payment of the Core-Lineage Note in full or 2) October 22, 2015. The Delayed Draw Term Loan was repaid in March 2014.

Maturities of long-term debt (excluding creditor costs) for the next five years are as follows:

2015	$9,500
2016	173,375
$182,875

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

10.	Income Taxes

The provision for income taxes consists of the following:

	2014	2013	2012

Current
Federal	$18,045	$14,184	$38,516
State	1,353	1,072	3,573
	19,398	15,256	42,089
Deferred
Federal	(9,537)	(7,031)	(6,152)
State	(106)	(377)	(628)
	(9,643)	(7,408)	(6,780)
	$9,755	$7,848	$35,309

A reconciliation between the federal statutory tax rate and the effective tax rate is as follows:

	2014	2013	2012

Computed statutory tax provision at 35%	$6,775	$7,831	$36,050
Increase (decrease) resulting from
State and local income taxes	557	305	2,061
Change in effective state rate	93	-	(251)
Manufacturing deduction	(658)	(353)	(3,024)
Change in the fair value of warrants	2,443	(24)	579
Other permanent items	374	201	171
Research and development credit	(219)	(185)	-
Other	390	73	(277)
Provision for income taxes	$9,755	$7,848	$35,309

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

Deferred income taxes consist of the following at December 31, 2014 and 2013:

	2014	2013

Deferred tax assets
Product rights acquired	$14,156	$11,706
Marketing partner agreement	1,635	2,005
Customer allowances	28,009	16,175
Inventory	337	1,189
Accrued liabilities	802	2,526
Other	190	119
Total deferred tax assets	45,129	33,720
Deferred tax liabilities
Depreciation	4,091	4,323
Goodwill	23,698	21,639
Other	146	207
Total deferred tax liabilities	27,935	26,169
Net deferred tax asset	$17,194	$7,551

Goodwill totaling $104,522 is amortizable for income tax purposes.

The Company is subject to federal taxation in the United States and various state jurisdictions. The U.S. federal income tax returns have open statute of limitations for 2011 and subsequent tax years as of December 31, 2014. State returns have open statute of limitations for tax years 2008 and subsequent as of December 31, 2014.

Interest and penalty amounts included in the unrecognized tax benefits were $181, and $47 as of December 31, 2014 and 2013, respectively. The Company does not expect that changes in the liability for unrecognized tax benefits during the next 12 months will have a significant impact on the Company’s financial position or results of operations.

11.	Fair Value Measures

ASC 820 Fair Value Measurements and Disclosure defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that prioritizes information used in developing assumptions when pricing an asset or liability. This statement requires that financial assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1:	Financial assets and liabilities whose values are based on quoted market prices in active markets for identical assets or liabilities.

Level 2:	Financial assets and liabilities whose values are based on:

a.	Quoted prices for similar assets or liabilities in active markets.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

b.	Quoted prices for identical or similar assets or liabilities in markets that are not active.

c.	Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3:

Financial assets and liabilities whose values are based on valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs may reflect estimates of the assumptions that market participants would use in valuing the financial assets and liabilities.

The following table summarizes the Company’s financial assets and liabilities that were measured at fair value by level within the fair value hierarchy:

	Fair Value at
	December 31, 2014
	Total	Level 1	Level 2	Level 3

Assets
Cash equivalents	$36,701	$36,701	$-	$-

Liabilities
Redeemable warrants	10,601	-	-	10,601

	Fair Value at
	December 31, 2013
	Total	Level 1	Level 2	Level 3

Assets
Cash equivalents	$39,449	$39,449	$-	$-

Liabilities
Contingent consideration	1,234	-	-	1,234
Redeemable warrants	3,740	-	-	3,740

Cash equivalents are classified as Level 1 of the fair value hierarchy because they were valued using quoted market prices in active markets.

Redeemable warrants are classified as Level 3 of the fair value hierarchy because they were valued using estimates of the value of the Company based on both market multiple and discounted cash flow models prepared by management, thus require inputs that are unobservable to the overall fair value measurement. Unobservable inputs related to the redeemable warrants include a 5 times EBITDA market multiple based on comparable transactions. The discounted cash flow model utilized a discount rate of 17% and a terminal growth factor of 3%. The warrant valuation as of December 31, 2014 also takes into account the selling price related to the Company’s sale transaction with Impax Laboratories, Inc. as described in Note 1.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

Contingent consideration is classified as Level 3 of the fair value hierarchy because it was valued based on a discount cash flow model prepared by management, thus require inputs that are unobservable to the overall fair value measurement. The contingent consideration valuation included an unobservable discount rate input of 20%.

Given the amounts of the contingent consideration and redeemable warrant liabilities and the inputs, a significant change in their value would result only if there was a significant change in the inputs.

The following table presents the fair value reconciliation of Level 3 liabilities measured at fair value (there were no assets) on a recurring basis during the years ended December 31, 2014, 2013, and 2012:

	Redeemable	Contingent
	Warrants	Consideration
Balance as of December 31, 2011	$3,752	$9,762
Acquisition	-	1,800
Payment	(2,572)	(10,000)
Change in fair value	2,629	319
Balance as of December 31, 2012	3,809	1,881
Acquisition	-	-
Payment	-	(939)
Change in fair value	(69)	292
Balance as of December 31, 2013	3,740	1,234
Acquisition	-	-
Payment	(863)	(955)
Change in fair value	7,724	(279)
Balance as of December 31, 2014	$10,601	$-

12.	Stockholders’ Equity

Tower and Lineage have each authorized 15,000 shares of commons stock with a par value of $0.01 per share. At December 31, 2014 and 2013 there were 10,354 shares of each Tower and Lineage common stock outstanding. At December 31, 2014 and 2013, the Company’s treasury stock included 19 shares of Tower and Lineage common stock.

At December 31, 2014 and 2013 Lineage had issued 100 shares of Series A Preferred Stock. Lineage Series A Preferred Stock are entitled to dividends which shall accrue at 22% per annum on the Liquidation Value $145,974 per share plus all cumulative unpaid dividends at December 31, 2014 and 2013, respectively). To the extent not declared or paid, cumulative dividends on the Lineage Series A Preferred Stock shall accumulate. Immediately prior to a significant event (e.g., liquidation or change in control), the Preferred Stock would be entitled to its Liquidation Value. At December 31, 2014 and 2013, cumulative unpaid dividends on the Lineage Preferred Stock totaled $5,033 and $1,821, respectively. Dividends are recorded when declared. During 2014, the Company paid a common stock dividend as discussed in Note 9.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

13.	Stock Option Plan

Tower maintains a stock option plan (the “Plan”). Under the Plan, options to purchase shares of Tower’s common stock can be granted to certain employees and directors. Tower has reserved 1,100 shares of common stock for issuance under the Plan. All options issued to date have a term of ten years and generally vest on a pro rata basis over five years, with a provision for acceleration of vesting if Tower is sold.

Stock option activity for the years ended December 31, 2014, 2013 and 2012 is as follows:

		Weighted-
		Average
		Exercise
	Shares	Price
Outstanding on December 31, 2011	409	$21,502
Granted	-	-
Exercised	(41)	14,040
Forfeited	(16)	24,845
Outstanding on December 31, 2012	352	$22,219
Granted	-	-
Exercised	(16)	10,558
Forfeited	(139)	21,192
Outstanding on December 31, 2013	197	23,891
Granted	-	-
Exercised	-	-
Forfeited	(46)	24,845
Outstanding on December 31, 2014	151	$23,600

The following table summarizes information about stock options outstanding at December 31, 2014:

Options Outstanding				Options Vested and Exercisable
		Weighted-				Weighted-
		Average	Weighted-			Average	Weighted-
		Remaining	Average			Remaining	Average
Exercise		Contractual	Exercise	Exercise		Contractual	Exercise
Price	Shares	Life (Years)	Price	Price	Shares	Life (Years)	Price

$11,420	14	4.0	$11,420	$11,420	14	4.0	$11,420
24,845	137	5.3	24,845	24,845	133	5.2	24,845

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

The following table summarizes information about stock options outstanding at December 31, 2013:

Options Outstanding				Options Vested and Exercisable
		Weighted-				Weighted-
		Average	Weighted-			Average	Weighted-
		Remaining	Average			Remaining	Average
Exercise		Contractual	Exercise	Exercise		Contractual	Exercise
Price	Shares	Life (Years)	Price	Price	Shares	Life (Years)	Price

$11,420	14	5.0	$11,420	$11,420	14	5.0	$11,420
24,845	183	6.5	24,845	24,845	150	6.4	24,845

In connection with the spin-off of Lineage described in Note 1, Tower issued options for the purchase of Lineage common stock to all existing option holders under the Plan. Based on the lack of dilution provisions in the existing Tower plan agreement, the Lineage common stock option grants were accounted for as a modification of the existing plan. As a result, the Company recorded incremental compensation expense of $243 in 2013. Each Lineage option has the same terms and conditions as the existing options to purchase shares of Tower common stock. Each Lineage option has an exercise price of $0.01, a term of ten years and generally vests on a pro rata basis over five years, with a provision for acceleration of vesting if Lineage is sold.

Lineage stock option activity for the years ended December 31, 2014 and 2013 is as follows:

		Weighted-
		Average
		Exercise
	Shares	Price

Outstanding on December 31, 2012	-	$-
Granted	333	0.01
Exercised	(10)	0.01
Forfeited	(126)	0.01
Outstanding on December 31, 2013	197	$0.01
Exercised	-	-
Forfeited	(46)	0.01
Outstanding on December 31, 2014	151	$0.01

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

The following table summarizes information about Lineage stock options outstanding at December 31, 2014:

Options Outstanding				Options Vested and Exercisable
		Weighted-				Weighted-
		Average	Weighted-			Average	Weighted-
		Remaining	Average			Remaining	Average
Exercise		Contractual	Exercise	Exercise		Contractual	Exercise
Price	Shares	Life (Years)	Price	Price	Shares	Life (Years)	Price

$0.01	151	8.5	$0.01	$0.01	147	8.5	$0.01

The following table summarizes information about Lineage stock options outstanding at December 31, 2013:

Options Outstanding				Options Vested and Exercisable
		Weighted-				Weighted-
		Average	Weighted-			Average	Weighted-
		Remaining	Average			Remaining	Average
Exercise		Contractual	Exercise	Exercise		Contractual	Exercise
Price	Shares	Life (Years)	Price	Price	Shares	Life (Years)	Price

$0.01	197	9.5	$0.01	$0.01	164	9.5	$0.01

Lineage utilized the calculated value method using the Black-Scholes option pricing model for valuing options granted during the year. Significant assumptions used in this calculation included a risk-free interest rate of 3%, an expected term of 5 years, a volatility factor of 45% and no dividend rate. The Lineage options granted during 2013 had a weighted average fair value of $729 per share.

The Company recognized stock- based compensation expense of $100, $680, and $670 for the years ended December 31, 2014, 2013, and 2012 respectively. There is no unrecognized stock based compensation expense for these two plans as of December 31, 2014. The intrinsic value of all options outstanding and options vested and exercisable at December 31, 2014 is $4,301 and $4,191, respectively.

14.	Employee Notes Receivable

During 2011, the Company issued full recourse notes totaling $3,234 to certain members of management in connection with the exercise of vested employee stock options. The notes receivable bear interest at 1.5% per annum and are payable in full on the maturity date which is December 11, 2016.

During 2012, the Company issued full recourse notes totaling $576 to certain members of management in connection with the exercise of vested employee stock options. The notes receivable bear interest at 1.5% per annum and are payable in full on the maturity dates which are in February 2017. The Company recorded compensation expense of $57 based upon the difference between the fair value of the shares and the fair value of the notes receivable.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

During 2013, the Company wrote-off employee notes receivable totaling $134 when it concluded it would not collect amounts of these loans upon the termination of employment of two of its employees.

15.	Related Party Transactions

RoundTable provides administrative support for national accounts, human resources, and other administrative services to the Company. Amounts paid for such services were $401, $451 and $576 for the years ended December 31, 2014, 2013 and 2012 respectively. These amounts are included in selling, general and administrative expenses in the consolidated statements of income.

DAP Dhaduk, LLC, an entity owned by a related party to the shareholders, leases two buildings to the Company. The lease terms are ten years. The base rent for the buildings are $33 per month. Fees paid for such services were $391 in each of the years ended December 31, 2014, 2013 and 2012. These amounts are included in cost of goods sold in the consolidated statements of income.

16.	Commitments and Contingencies

Leases

The Company leases certain assets under noncancelable operating leases, which expire through 2022. Rent expense charged to operations, including amounts paid under short-term cancelable leases, was $939, $980 and $845 for the years ended December 31, 2014, 2013 and 2012 respectively. Future minimum lease payments required under the leases as of December 31, 2014 are as follows:

2015	$755
2016	561
2017	463
2018	406
2019	265
$2,451

Metaxalone Fee

The Company incurs fees for the right to manufacture, sell and distribute certain products primarily related to Metaxalone under agreements which provide for insignificant minimum payments. The Company includes these expenses in cost of sales. Total Metaxalone and other fee expense was $47,336, $110,805 and $171,630 for the years ended December 31, 2014, 2013, and 2012 respectively.

Litigation

The Company is involved in various legal matters which arise in the ordinary course of business for which the Company has made no provisions in its financial statements. The Company believes that there is no pending or threatened litigation that would have a material adverse effect upon the Company’s financial condition, cash flows, or results of operations.

Food and Drug Administration Warning Letter

On June 21, 2010, the Company received a formal warning letter from the Food and Drug Administration (“FDA”) which indicated deficiencies in the Company’s manufacturing process. The FDA would not approve authorization for production of internally developed products until these matters are remediated and clearance is formally obtained from the FDA. On May 8, 2013, the Company received notification that deficiencies it noted in the Company’s manufacturing process have been addressed to its satisfaction and as a result, the FDA closed the warning letter.

Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc.

Notes to Combined Financial Statements

December 31, 2014, 2013 and 2012

(amounts in thousands, except share information)

17.	Subsequent Events

The combined financial statements for the year ended December 31, 2014 were evaluated by the Company for subsequent events through May 14, 2015, the date the combined financial statements were available to be issued.

On March 9, 2015, the Company closed its transaction described in Note 1, and completed its sale to Impax Laboratories, Inc.